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EXHIBIT 10.13

        [Translation of Spanish Original]

        LEASE AGREEMENT ENTERED INTO BY AND BETWEEN JOSE PABLO HERNANDEZ GONZALEZ, ON HIS ON RIGHT AND WHO WILL HEREAFTER BE DEFINED AS THE "THE LESSOR", AND THE MERCANTILE ENTITY NAMED CROCS MÉXICO, S. DE R.L. DE C.V. REPRESENTED HEREIN BY ITS LEGAL REPRESENTATIVE JOSE ANTONIO AGUIRRE MARQUEZ, WHO WILL HEREAFTER BE DEFINED AS "THE LESSEE", AGREEMENT FORMALIZED ACCORDING TO THE FOLLOWING RECITALS AND CLAUSES:

RECITALS

        I.—"THE LESSOR" declares:

        That it is the lawful owner of the following real estate property:

        Industrial building located in Privada Emiliano Zapata, Primer Sector, number 204 two hundred four, zona centro, C.P. 36400 in the city of Purísima del Rincón, Guanajuato having an area of 1,726.61 squared meters and a constructed area of 1,383.36 squared meters, being described in the attached blue prints which duly signed by the parties is a part hereto.

        Said building includes electric wiring and an electric transformer.

        Property and Registry Backround.—Lessor is owner of the aforementioned building as evidenced with the first official transcript of the following public deed, which evidences an area greater than that which is the purpose of this Agreement as stated in the prior sections.

        Public Deed Number 8,417 dated as of May 5, 1998, granted before Mr. Nestor Raúl Luna Hernández, Notary Public number 5 of this city and its judicial district, registered before the Public Registry of Commerce of this city, under number 494, volume II, first book of property, domain section, on July 6 1998.

        II.—"The Lessee" declares through its legal representative, that it is a company duly incorporated in accordance with the laws of its country and that its corporate purpose grants the possibility to execute this Agreement, as evidenced in certified copy of Public Deed Number 74,424 Seventy-four thousand four hundred twenty-four, dated as of April 22, 2005 two thousand five, granted before Mr. Jorge Villa Flores, Notary Public Number 125 one hundred twenty-five, associated to Mr. Jaime Martínez Gallardo, Notary Public Number 24 twenty-four, both residing and in exercise in the city of Guadalajara, Jalisco, executing upon the the latter's Notary's Register, which contains the legal incorporation of Crocs México S. de R.L. de C.V. and the granting of a General Power for Administration Acts to José Antonio Aguirre Márquez, authorities which have not been modified, revoked or limited in any way. Said document still is in registration process before the Public Registry of Commerce as it was recently executed.

        III.—"The Lessee" declares that it agrees in leasing the Industrial Building described in the first recital of this Agreement and to individually return it pursuant to that stated in this Agreement.

        IV.—Therefore, parties agree upon the following:

CLAUSES

        FIRST.—"The Lessor" agrees to lease to "The Lessee" the building described in the first recital and the latter accepts its use and quiet enjoyment pursuant to articles 1899, 1900, 1908 and the other corresponding articles of the Civil Code in effect for the state of Guanajuato and those correlative of the Federal and the Federal Civil Code and pursuant to the terms established hereunder.

        SECOND.—"The Lessee" is bound to use the building purpose of this Agreement only as an industrial building to produce footwear and to sell footwear and materials for the footwear industry.

Any failure to comply with this shall be cause of termination and the leased building shall be immediately returned to "The Lessor".

        THIRD.—This Agreement shall have a term of 2 two years compulsory for both parties beginning on May 1 first, 2005 two thousand five ending precisely on May 1 first, 2007 two thousand seven, subject to an extension for 5 five more years and renewable each year, therefore "The Lessee" shall return the building purpose of this Lease Agreement to "The Lessor" on the expiration date of this Agreement with no need of prior notice, request or court resolution.

        FOURTH.—"The Lessee" is bound to pay to "The Lessor" at Lessor's address described hereunder, as monthly rent installments, the amount of U.S.$2,000.00 (two thousand dollars, lawful currency of the United States of America) plus value added tax which shall be paid in advance during the 1 first day of each month starting on May 1, 2005 two thousand five. Any failure to timely comply with rent payments will result in the right of "The Lessor" to charge "The Lessee" a conventional penalty equivalent to a 3% three percent of the monthly rent due or the fraction of the month due not withstanding other penalties which are established hereunder. In case the payment date were to be non-working, the payment shall be done in the preceding working day.

        Rent Increase.—Rent will increase annually in an amount equivalent to 5% five percent above the amount paid on each anniversary date.

        "The Lessor" shall not retain monthly installments under any judicial or extra judicial title.

        FIFTH.—"The Lessee" shall deliver the leased building to "The Lessor" in the same good conditions as when it was received in lease and with no pending payments regarding services such as water, electricity, telephone or any other which is engaged. Therefore at the returning of the leased building "The Lessee" will be held as responsible for any defects or defaults that the building may have, regardless if it were "The Lessee's" fault or not. Any failure of Lessee to comply with the aforementioned will cause "The Lessee" to indemnify "The Lessor", "The Lessee" shall also indemnify "The Lessor" in the event of total or partial destruction of the leased building attributable or due to carelessness or fault of "The Lessee".

        SIXTH.—"The Lessee" shall not sublease or assign in any way to a third person the leased building, unless a written express authorization of "The Lessor" exists.

        SEVENTH.—Any deterioration and expenses derived during the use of the leased building and costs derived as a consequence of the same will be at "The Lessee's" responsibility and expense, improvements made by "The Lessee" to the leased building during its use, will remain, at the termination of the Agreement in benefit the leased building, having "The Lessee" no authority to demand to "The Lessor" any indemnification regarding this.

        EIGHTH.—"The Lessee" will hold "The Lessor" harmless of indemnification in the event that any damages could be caused to "The Lessee" for any default arisen during the use of the leased building, therefore "The Lessor" will not be responsible for the damages caused by any defect arisen during the use of the leased building.

        NINTH.—Expenses related to maintenance and engagement of services such as electricity, water, telephone, gas or any other requested will be bore by "The Lessee". Moreover, installations required by the corresponding authorities and the compliance with the agreements in respect, will also be at "The Lessee's" expense and responsibility, such agreements will also remain in benefit of the leased buildings at the termination of the Agreement.

        TENTH.—Lessor assures that the land use of the facilities has been authorized to carry out such activities as those stated in this Agreement, therefore Lessor is responsible before environmental authorities for any related fines.

        ELEVENTH.—Parties designate the following addresses for this Agreement:

  A)
  "The Lessor".—Bulevard Josefa Ortiz de Domínguez number 111 one hundred eleven, Sur, San Francisco del Rincón, Guanajuato.

  B)
  "The Lessee".—Privada Emiliano Zapata No. 204, primer sector, zona centro, C.P. 36400, Purísima del Rincón, Guanajuato.

        Such addresses are also designated for any judicial execution procedure and its derived court actions.

        TWELFTH.—Failure to comply with any of the terms stated in this Agreement grants "The Lessor" the right to terminate this Agreement at any time pursuant to the terms established in Guanajuato's Civil Code.

        THIRTEENTH.—For the interpretation and compliance of any controversy derived from the execution this Agreement Parties agree that they shall be solved before the Courts of San Francisco del Rincón, Guanajuato, therefore, parties waive their right to any other jurisdiction that could be applicable as a consequence of present or future addresses.

        Having read and aware of the content and legal consequences, the Parties sign this Agreement on May, 1 first, 2005 two thousand five in San Francisco del Rincón, Guanajuato.

"The Lessor"	"The Lessee"
/s/ Jose Pablo Hernandez Gonzalez	/s/ Jose Antonio Aguirre Marquez
JOSE PABLO HERNANDEZ GONZALEZ	CROCS MEXICO S. DE R.L. DE C.V. THROUGH ITS LEGAL REPRESENTATIVE JOSE ANTONIO AGUIRRE MARQUEZ
(Ratification before Notary Public number 16 of San Francisco del Rincón)

        MODIFYING AGREEMENT TO THE LEASE AGREEMENT ENTERED INTO ON ONE SIDE AND BY HIS OWN RIGHT MR. JOSE PABLO HERNÁNDEZ GONZALEZ (HEREINAFTER REFERRED TO AS "LESSOR") AND ON THE OTHER SIDE THE ENTITY CROCS MEXICO, S. DE R.L. DE C.V. REPRESENTED HEREIN BY MR. JOSE ANTONIO AGUIRRE MARQUEZ (HEREINAFTER REFERRED TO AS "LESSEE"), WHICH IS SUBJECTED TO THE FOLLOWING RECITALS AND CLAUSES:

RECITALS

Both parties declare.—

        a)    That they acknowledge each other's legal capacity to appear to the execution of this agreement.

        b)    That they entered into a Lease Agreement (hereinafter the "Lease Agreement") dated May 1, 2005, with respect to the industrial building located at Privada Emiliano Zapata, Number 204, Downtown Area, C.P. 36400, in the city of Purísima del Rincón, Guanajuato, which agreement remains in effect in all of its terms.

        c)     That they desire to execute and hereby execute this Modifying Agreement, with respect to the Lease Agreement in the terms and conditions set forth herein.

CLAUSES

        FIRST.—In the terms of this Modifying Agreement, the parties agree to incorporate clause Fourteenth to the Lease Agreement, as it is drafted in the following clause. The parties herein ratify the contents of the remaining recitals and clauses, which remain in full force and effect without any modification. Therefore, this Amendment will not be considered as a novation (novación) with respect to the obligations acquired by the parties in the Lease Agreement.

        SECOND.—Clause Fourteenth shall read as follows:

  "FOURTEENTH.—"LESSOR" declares that up to this date the building subject matter of this Lease Agreement is free of any type of pollution or hazardous and non-hazardous wastes, for which the same is in full compliance with the applicable environmental laws and Mexican Official Standards.

  Therefore, "LESSOR" shall be the only one responsible for any breach to the environmental laws, which occurred before the date of execution of this Lease Agreement and, consequently, "LESSOR" commits to indemnify and keep "LESSEE" free of any responsibility, as well as to defend it at its own cost from any lawsuit, complaint, sanction, proceeding or claim from any authority or third party derived from the breach to any environmental law.

        THIRD.—As provided in Clause Thirteenth of the Lease Agreement, in case of any controversy, conflict or claim based in the interpretation or breach of this modifying agreement, the parties expressly submit their selves to the laws and courts of the city of San Francisco del Rincon, Guanajuato, waiving to any other venue that it may correspond due to their present or future domiciles or for any other reason.

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        Having been read this agreement and fully aware the parties of its contents and legal scope, it is signed in counterpart on this    day of August 2005.

LESSOR	LESSEE
/s/ Jose Pablo Hernandez Gonzalez	/s/ Jose Antonio Aguirre Marquez
MR. JOSÉ PABLO HERNÁNDEZ GONZALEZ.	CROCS MÉXICO, S. DE R.L. DE C.V. Represented by Mr. José Antonio Aguirre Márquez.
/s/ [illegible]	/s/ [illegible]
Name:	Name:
WITNESS	WITNESS

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  EXHIBIT 10.13
RECITALS
CLAUSES
RECITALS
CLAUSES